AMENDED FORM 8 - A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Quest Net Corp.

             (Exact name of registrant as specified in its charter)

         Florida                                              84-1331134
 - - - - - - - - - - - - -                            - - - - - - - - - - - - -
(State of incorporation or                            (I.R.S. Employer
 organization)                                         Identification No.)


2999 NE 191st Street, Penthouse 8                             33180
         Aventura, Florida
- - - - - - - - - - - - - - - - - - - - - - -         - - - - - - - - - - - - -
(Address of principal executive offices)                      (zip code)

         Securities to be registered pursuant to Section 12(g) of the Act:

         Title of each class                    Name of each exchange on which
         to be so registered                    each class is to be registered
         -------------------                    ------------------------------

         Common Stock                           NONE

         If this form related to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box { }

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.{x}

         Securities Act registration statement file number to which this form relates: 333-84945.

         Securities to be registered pursuant to Section 12 (g) of the Act:

                          Common Stock, .$01 par value

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Item              1. Description of Registrant's Securities to be Registered.
                  Reference is made to the description of the Registrant's Common Stock in the sections entitled "Description of Securities" contained in the Registrant's Registration Statement of Form SB-2 (Registration No. 333-84945) filed with the Securities and Exchange Commission on August 10, 1999, as subsequently amended.

Item 2.           Exhibits         Description
                  3.1(a) (1)       Articles of Incorporation (Colorado)
                  3.1(b) (1)       Amended Articles of Incorporation (Colorado)
                  3.1(c) (1)       Articles of Incorporation (Florida)
                  3.2    (1)       Bylaws
                  3.2(a) (1)       Amended and Restated Bylaws

         (1) Incorporated by reference to the Exhibits of the same number included in the Registrant's Registration Statement on Form SB-2 A(Registration No. 333-84945) filed with the Securities and Exchange Commission on August 27, 1999, as subsequently amended.


                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   January 24, 2000                   Quest Net Corp.


                                                     By: /s/  Rebecca DelMedico
                                                         ----------------------
                                                              Rebecca DelMedico
                                                              President


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